
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from the Balance
Sheet and Statement of Income and is qualified in its entirety by reference to such financial statements
</LEGEND>
<CIK> 0000832091
<NAME> KRUPP INSURED PLUS III LIMITED PARTNERSHIP

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               DEC-31-1995
<CASH>                                       3,433,885
<SECURITIES>                               188,159,615<F1>
<RECEIVABLES>                                1,924,402
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                             8,242,383<F2>
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             201,760,285
<CURRENT-LIABILITIES>                           14,756
<BONDS>                                              0
<COMMON>                                   200,472,903<F3>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                   1,272,626
<TOTAL-LIABILITY-AND-EQUITY>               201,760,285
<SALES>                                              0
<TOTAL-REVENUES>                            15,728,883<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             3,393,826<F5>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                             12,335,057
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                         12,335,057
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                12,335,057
<EPS-PRIMARY>                                        0<F6>
<EPS-DILUTED>                                        0<F6>

<F1>Includes the following investments: Participating Insured Mortgages ("PIMs")
$151,465,652 & Mortgage-Backed Securities ("MBS") $36,693,963
<F2>Includes the following prepaid acquisition fees & expenses of $6,240,051 net of accumulated amortization of $6,091,012 and prepaid participating servicing of
$2,002,332 net of accumulated amortization of $2,084,200
<F3>Represents total equity of General partners & Limited Partners of $(102,556)
and $200,575,459
<F4>Represents interest income on investments in mortgages & cash
<F5>Includes $1,622,438 of amortization related to prepaid fees & expenses
<F6>Net income allocated $370,052 to the General Partners & $11,965,005 to the
Limited Partners.  Average net income per unit of Limited Partners interest is
$.94 on 12,770,261 units outstanding.

